Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Henry Gabbay, President and Principal Executive Officer of BlackRock Bond Allocation Target Shares (the “Registrant”), certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant for the period ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 4, 2007	/s/ Henry Gabbay
Henry Gabbay, President and Principal Executive Officer

I, Donald C. Burke, Treasurer and Principal Financial Officer of BlackRock Bond Allocation Target Shares (the “Registrant”), certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant for the period ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 4, 2007	/s/ Donald C. Burke
Donald C. Burke, Treasurer and Principal Financial Officer